SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 23, 2013

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 23, 2013 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and three directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013; and

(3)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 28, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about April 4, 2013.

Important Notice Regarding the Internet Availability of Proxy Materials for our 2013 Annual Meeting of Stockholders to be held on April 23, 2013:

The proxy statement and annual report of

Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 4, 2013

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2013

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 23, 2013 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about April 4, 2013 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $9,500.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 23,359,043 shares of Class A Common Stock and 5,138,654 shares of Class B Common Stock were issued and outstanding at the close of business on February 28, 2013. Only stockholders of record at the close of business on February 28, 2013 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power, as hereinafter defined, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

Five directors are to be elected at the meeting. The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other three directors. The stockholders do not have any right to vote cumulatively in any election of directors. Under Delaware law, directors elected by each class shall be elected by a plurality of the votes in the respective class.

On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes of Common Stock voting separately), the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the two directors to be elected by the holders of our Class A Common Stock, the two director nominees receiving the highest number of affirmative votes will be elected. With respect to the three directors to be elected by the holders of our Class B Common Stock, the three director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more director nominees will not be voted with respect to the director nominee(s) indicated, although it will be counted for purposes of determining the presence of a quorum. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting in order for the proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of February 28, 2013 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3)	—	0.0%	4,060,054	79.0%
1000 Alfred Nobel Drive Hercules, CA 94547

Eaton Vance Management(4)	1,606,171	6.9%	—	0.0%
2 International Place Boston, MA 02110

Royce & Associates, LLC(5)	1,490,943	6.4%	—	0.0%
745 Fifth Avenue New York, NY 10151

Alice N. Schwartz(6)(7)(9)	2,807,223	12.0%	4,600,180	89.5%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Norman Schwartz(6)(8)(10)(11)(12)	411,252	1.8%	4,517,848	82.7%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Steven Schwartz(6)(10)(12)(13)	364,494	1.6%	4,076,226	79.3%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Albert J. Hillman	6,926	0.0%	8,234	0.2%

Louis Drapeau	—	0.0%	—	0.0%

Ted W. Love, M.D.	—	0.0%	—	0.0%

Deborah J. Neff	—	0.0%	—	0.0%

John Goetz(8)	75,699	0.3%	—	0.0%

Bradford J. Crutchfield(8)	38,763	0.2%	—	0.0%

Giovanni Magni(8)	35,488	0.2%	—	0.0%

Christine A. Tsingos(8)	13,886	0.1%	—	0.0%

All directors and executive officers as a group(8)(12 persons)	3,409,602	14.5%	5,066,208	92.7%

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.2%; Eaton Vance Management 5.6%; Royce & Associates, LLC 5.2%; Alice N. Schwartz 26.0%; Norman Schwartz 17.1%; Steven Schwartz 15.6%; John Goetz 0.3%; Albert J. Hillman 0.1%; Louis Drapeau 0.0%; Deborah J. Neff 0.0%; Ted W. Love, M.D. 0.0%; Bradford J. Crutchfield 0.1%; Giovanni Magni 0.1%; Christine A. Tsingos 0.0%; and all directors and executive officers as a group 29.3%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on a Schedule 13G/A filed on January 29, 2013 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G/A filed on January 4, 2013 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(7)	Includes 2,772,912 shares of Class A Common Stock and 498,950 shares of Class B Common Stock held by the David and Alice Schwartz Revocable Trust of which Alice N. Schwartz is the sole trustee. Also includes 34,311 shares of Class A Common Stock held by the David and Alice N. Schwartz Charitable Remainder Unitrust of which Alice N. Schwartz is the sole trustee. Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which Alice N. Schwartz is a general partner.

(8)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 28, 2013, under the Company’s employee stock purchase plan and stock option agreements, as follows: Norman Schwartz, 326,862 Class B shares; John Goetz, 32,500 Class A shares; Bradford J. Crutchfield, 32,500 Class A shares; Giovanni Magni, 27,500 Class A shares; Christine A. Tsingos, 10,000 Class A shares; and all directors and officers as a group, 109,200 Class A shares and 326,862 Class B shares.

(9)	Includes the following total amount of shares pledged as security: 1,167,088 shares of Class A Common Stock and 41,176 Class B Common Stock.

(10)	Norman Schwartz and Steven Schwartz are sons of Alice N. Schwartz.

(11)	Includes 12,266 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(12)	Includes 37,825 shares of Class A Common Stock pledged as security.

(13)	Includes 2,348 shares of Class A Common Stock and 12,266 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has six members. The term of each of our current directors expires as of the date of the annual meeting of stockholders or on election and qualification of their successor. Five of our six current directors are standing for re-election. Ted W. Love, M.D. has announced his decision not to stand for re-election. The Company takes this opportunity to thank Dr. Love for his Board service and for his contributions to the Company and its stockholders. The five persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. Norman Schwartz is the son of Alice N. Schwartz. No other family relationships exist among our current and nominated directors or executive officers.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The persons named in the proxy intend to vote the shares subject to such proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Louis Drapeau	Class A	69	Mr. Drapeau is currently Vice President and Chief Financial Officer of InSite Vision and was Chief Executive Officer of InSite Vision from 2008 to 2010. From 2006 to 2007, he was Senior Vice President and Chief Financial Officer of Nektar Therapeutics. From 2004 to 2005 he was Acting Chief Executive Officer, and from 2002 to 2005 Senior Vice President and Chief Financial Officer, of BioMarin Pharmaceutical. From 1971 to 2002 he was with Arthur Andersen, where he was a Partner from 1983 to 2002 and Managing Partner from 1985 to 1997. He is also a Board member of Intermune, Inc. and AmpliPhi Biosciences Corp., and was a Board member of Inflazyme Pharmaceuticals Ltd. from 2006 to 2008 and of Bionovo, Inc. from 2007 to 2012. We believe that Mr. Drapeau’s financial and business expertise gained through his many years as an accountant, executive and director of various public companies give him the qualifications and skills to serve as a director.	2007

Albert J. Hillman	Class A	81	Mr. Hillman retired from active practice as an attorney in 1996. He was Of Counsel to the law firm of Townsend and Townsend and Crew from 1995 through 2005 and a partner in the firm from 1965 to 1995, which firm serves as our patent counsel. We believe that Mr. Hillman’s financial and business expertise gained through his law practice and more than 30 years as a director of our Company give him the qualifications and skills to serve as a director.	1980

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Deborah J. Neff	Class B	60	Ms. Neff is currently an executive advisor in the health care industry. From 2006 to 2012, she was President and Chief Executive Officer of Pathwork Diagnostics, Inc. From 2003 to 2006, she was the Chief Executive Officer of Predicant Biosciences. From 1988 to 2003, she served in various positions at BD Biosciences, including as worldwide President from 1995 to 2003. We believe that Ms. Neff’s management experience in the healthcare and life sciences industries for over 25 years gives her the qualifications and skills to serve as a director.	2011

Alice N. Schwartz	Class B	86	Mrs. Schwartz has been retired since 1979. From 1972 to 1978 she was a Research Associate at the University of California. As a co-founder of our Company, Mrs. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mrs. Schwartz’s technical and business expertise gained through her many years as a researcher and as a director of our Company give her the qualifications and skills to serve as a director.	1967

Norman Schwartz	Class B	63	Mr. Schwartz has been our President and Chief Executive Officer since 2003 and our Chairman of the Board since 2012. He was our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 36 years of service with our Company, including as our President and Chief Executive Officer for over 10 years, give him the qualifications and skills to serve as a director.	1995

In addition to Norman Schwartz, the following persons were our executive officers during all or part of 2012: Bradford J. Crutchfield, John Goetz, Ronald W. Hutton, Giovanni Magni, Christine A. Tsingos and Sanford S. Wadler. Bradford J. Crutchfield (age 50) was appointed Vice President and Group Manager of the Life Science Group in 2003 and Executive Vice President and President of the Life Science Group in 2012. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division. John Goetz (age 63) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000 and Executive Vice President and President of the Clinical Diagnostics Group in 2012. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group. Ronald W. Hutton (age 55) has been our Treasurer since 1997 and was appointed Vice President in 2012. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Giovanni Magni (age 56) was appointed Vice President and International Sales Manager in 2004 and Executive Vice President of International Sales in 2012. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France. Christine A. Tsingos (age 54) was appointed our Chief Financial Officer in 2002, Vice President in 2003 and Executive Vice President in 2012. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from October 2000 to July 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from November 1999 to September 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from May 1990 to November 1999. Sanford S. Wadler (age 66) has been our General Counsel and Secretary since 1989 and was appointed Vice President in 1996 and Executive Vice President in 2012. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Because we are a “controlled company”, as explained below, our Board of Directors has no nominating committee or other committees performing similar functions. During 2012, our Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings) and except for Ted W. Love, M.D., no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

Controlled Company

Because the Schwartz family holds more than 50% of the voting power for the election of our Board of Directors, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

Independent Directors

Louis Drapeau, Albert J. Hillman, Ted W. Love, M.D. and Deborah J. Neff are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Audit Committee

During 2012 our Audit Committee was composed of Louis Drapeau, Albert J. Hillman and Ted W. Love, M.D. All three Audit Committee members are “independent” directors as stated above, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Louis Drapeau is a financial expert. Our Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee met 10 times in the year 2012. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee consisted of two directors, Albert J. Hillman and Louis Drapeau, and met twice in 2012. Albert J. Hillman and Louis Drapeau are both “independent” directors, as stated above, and meet the definitions of an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our Compensation Committee does not have a charter. A discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Ted W. Love, M.D., Louis Drapeau and Deborah J. Neff are all “independent” directors, as stated above; Alice N. Schwartz and Norman Schwartz are not. However, because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 5, 2013.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates, and as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Diversity

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board of Directors; however, we seek to nominate Directors with a variety of complimentary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for Directors (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; and familiarity with international business, markets and cultures, as well as corporate securities and tax laws. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

Board Leadership and Risk Oversight

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits Mr. Schwartz to manage our day-to-day operations and the oversight of the Board’s activities efficiently.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee focuses on oversight of the financial risks of the Company. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

Communications with the Board of Directors

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors or independent directors as a group, by the following means:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Louis Drapeau presides over the meetings of non-management directors or independent directors as a group.

Availability of Documents

Our Audit Committee Charter, Code of Business Ethics and Conduct and Corporate Governance Guidelines are available at the Investor Relations section of our Web site, www.bio-rad.com.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors that is standing for re-election is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. All of our directors attended last year’s annual meeting of stockholders in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012 our Compensation Committee was composed of Albert J. Hillman and Louis Drapeau. No member of our Compensation Committee was at any time during 2012 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during 2012.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, greater than 10% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest. We also have a disclosure committee that meets quarterly to discuss, among other matters, potential conflicts of interest.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

Our named executive officers are: Norman Schwartz, President, Chief Executive Officer and Chairman of the Board; Christine A. Tsingos, Executive Vice President and Chief Financial Officer; John Goetz, Executive Vice President and President of the Clinical Diagnostics Group; Bradford J. Crutchfield, Executive Vice President and President of the Life Science Group; and Giovanni Magni, Executive Vice President of International Sales. We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the types of employees and executives who will move our business forward. We also want our executive compensation program to align the interests of the executives with the interests of the Company and its shareholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use executive pay practices that are commonly found in our industry, as appropriate.

•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

•	To maintain a “pay for performance” outlook, particularly in our incentive programs.

•	To manage risk taking by incorporating objective company performance targets into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent.

Shareholder Say-on-Pay Vote

At our 2011 meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 98% of the votes cast on this “2011 say-on-pay vote” were voted in favor of the proposal. We have considered the 2011 say-on-pay vote and we believe that the overwhelming support of our stockholders for the 2011 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus we have not made any material changes to our executive compensation arrangements in response to the 2011 say on pay vote. At our 2011 meeting of stockholders, our stockholders also voted in favor of the proposal to hold say on pay votes every three years. In the future, we will continue to consider the outcome of our triennial say-on-pay votes when making compensation decisions regarding the named executive officers.

The Components of Our Executive Compensation Program

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short-term performance-based cash bonus program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program providing long-term incentives. We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the types of companies from which we typically seek executive talent.

•	These programs, as a package, provide an immediate and a long-term incentive for the executive officers, thereby helping to align the executives’ interests with those of the Company.

•	We apply differing performance goals to the various types of rewards to help motivate the executives to accomplish separate and diverse corporate and individual goals.

•	Diverse programs, performance targets, and payout timing help manage risk taking.

We also provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers and implementing our compensation philosophy and objectives.

Our Process for Setting Executive Compensation

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer/Chairman of the Board and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the President/Chief Executive Officer/Chairman. The President/Chief Executive Officer/Chairman determines the compensation for the officers who directly report to him, including four of the named executive officers. Our process for setting executive compensation is described below.

Base Pay

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels which cover over 1,000 U.S. based companies, varying in size and industry and prepares a report summarizing their findings. In 2012 our Human Resources Department reviewed data from the Radford Technology Survey, which provides data from a wide range of technology sub-industries, and the Equilar – Total Compensation Report, which provides compensation information for executive positions in peer companies. From this information, our Human Resources Department determined the market median salary for each executive position and established a guideline range for each of our executives from 70% to 130% of the median for each comparable position. In addition, we review the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group consists of the companies in our peer group, which is discussed below under the section titled “Incentive Bonus Plan (Cash Based Incentive Program).” Our Human Resources Department reviews this information with the President/Chief Executive Officer/Chairman, and with respect to the President/Chief Executive Officer/Chairman directly with the Compensation Committee, who then decide if the individual base pay levels of executives need to be adjusted within the guideline ranges. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies within our peer group with respect to our President/Chief Executive Officer/Chairman’s base pay. Other factors considered in determining base pay, in addition to the survey and peer group information presented by the Human Resources Department, are:

•	The financial position of the Company compared to the previous year;

•	General economic conditions both nationally and in the local market of our corporate office;

•	The executive’s achievement of individual performance goals established for the year; and

•	Where the executive’s current base pay falls within the pay range guidelines and relative to other company executives.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/Chief Executive Officer/Chairman, and the President/Chief Executive Officer/Chairman, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

Incentive Bonus Plan (Cash Based Incentive Program)

All of our named executive officers participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, objective performance metrics in three areas of achievement are determined and approved by executive management. In 2012 these metrics consisted of the following corporate targets: $2,079,670,266 in sales, $239,971,529 in direct contribution from operations, and 12.2% of reported sales for cash flow. We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. In 2012, we modified these goals to account for the effect of foreign currency and for an acquisition that occurred during the year. The modified corporate targets for 2012 were $2,084,589,505 in sales and $236,969,527 in direct contribution for operations. For our named executive officers, these metrics are applied at the company-wide level and/or at the group level. In addition to the corporate targets set forth above, in 2012 John Goetz had targets for our Clinical Diagnostics Group of $1,352,716,595 in sales and $285,412,022 in direct contribution from operations; Giovanni Magni had targets for our International Sales Organization of $1,318,506,764 in sales and $427,031,443 in direct contribution from operations; and Bradford J. Crutchfield had targets for our Life Science Group of $711,507,812 in sales and $66,227,908 in direct contribution from operations. Some of these goals were modified to account for the effect of foreign currency, and Mr. Goetz’s goals for the Clinical Diagnostics Group were further modified to account for the acquisition in 2012 mentioned above and for the replacement of resources needed for our ERP project, which resulted in the following modified targets: Mr. Goetz, $1,356,478,104 in sales and $280,934,154 in direct contribution from operations (Clinical Diagnostics Group); Mr. Magni, $1,319,615,393 in sales (International Sales Organization); and Mr. Crutchfield, $712,733,162 in sales (Life Science Group). We believe these performance metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales, profitability and cash flow, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels equal to 98% of the targets for sales and/or direct contribution are satisfied. If the sales and/or direct contribution goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2012 the target bonuses for our named executive officers ranged from 45% to 70% of their base pay. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals. With respect to bonuses awarded for 2012, our named executives achieved between 12% and 64% of their base pay. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied.

We establish the target bonus levels, in part, by reviewing competitive market data of companies in our peer group. The target bonus levels for our named executives in 2012 are set forth in the table, “Grants of Plan-Based Awards Table.”

We consider a number of potential criteria to determine which companies to include in our peer group, including companies in our industry of comparable size as measured by sales, market capitalization or asset base, in our geographic proximity, and with whom we compete for employee talent.

In 2012 the companies we considered comprising our peer group were Affymetrix, Beckman Coulter, Becton Dickinson, Biogen Idec, Boston Scientific, Life Technologies, Millipore, PerkinElmer, Qiagen, Sigma-Aldrich and Thermo Fisher Scientific.

While our Company reserves the right to award discretionary bonus payments to employees, no such payments were made to any of the named executive officers in the last five years.

Equity Compensation

Another key component of our executive compensation program is equity grants. We make grants of restricted stock, restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Incentive Award Plan.

In 2012, we granted non-qualified stock options and restricted stock units to our named executive officers. We generally grant options to purchase Class A Common Stock and Class A Common restricted stock or restricted stock units to all named executive officers, except for Norman Schwartz, who has received options to acquire Class B Common Stock and Class B Common restricted stock and restricted stock units. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “Voting Securities” above. Norman Schwartz receives options to acquire Class B Common Stock and Class B Common restricted stock or restricted stock units because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All non-qualified stock options have an exercise price equal to fair market value on the date of grant. Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term. Restricted stock units granted to our named executive officers in 2012 vest on a five-year basis at a rate of 20% per year beginning one year from the grant date. We granted a combination of restricted stock units and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: first we conduct a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2012 we determined competitive market grant levels using the Radford Technology Survey. Next we consider the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in 2012 was 0.68%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department creates individual equity grant recommendations, which provide a range of potential option grants and restricted stock unit grants based on job position/salary grade, including for the positions of our named executive officers.

Using the equity grant recommendations created by our Human Resources Department and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size and mix of the grants to individuals. The Board provides the approved equity grant and pricing information to the President/Chief Executive Officer/Chairman for implementation. The Board of Directors met and approved the 2012 equity grants to our executives on September 12, 2012, which was the grant date. The equity grants for our named executives in 2012 are set forth in the table, “Grants of Plan-Based Awards Table.”

We believe that the grant of restricted stock units and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock units and the options help to align the executive’s financial interest with the Company’s and the shareholders’ long-term interests.

•	The restricted stock units and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income as grants vest and if our shares increase in value.

•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. We have no corporate policy regarding an executive’s hedging of their Company shares, except with respect to short sales and transactions in publicly traded options as outlined in our insider trading policy.

Other Compensation

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan. The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $12,500 from the Company in 2012.

Health and Welfare Benefits. The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2012.

Term Life Insurance. In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

Internal Pay Equity

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in an executive’s base salary and individual performance over time.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Norman Schwartz	2012	803,385	1,404,282	1,780,847	516,175	16,064	4,520,753
President, Chief Executive	2011	770,000	1,200,720	1,703,502	154,962	15,814	3,844,998
Officer and Chairman	2010	759,361	1,014,840	1,538,752	620,671	15,527	3,949,151

Christine A. Tsingos	2012	421,291	107,320	107,642	175,889	13,704	825,846
Executive Vice President	2011	420,539	98,040	97,454	52,855	13,454	682,342
and Chief Financial Officer	2010	395,130	84,570	99,849	209,350	13,454	802,353

John Goetz	2012	554,928	160,980	107,642	316,482	19,820	1,159,852
Executive Vice President and	2011	551,154	117,648	113,696	76,353	19,570	878,421
President, Clinical Diagnostics	2010	499,130	101,484	116,490	339,944	18,806	1,075,854

Bradford J. Crutchfield	2012	481,156	128,784	107,642	55,634	13,237	786,453
Executive Vice President and	2011	474,285	117,648	113,696	25,221	12,250	743,100
President, Life Science	2010	436,930	101,484	116,490	187,005	12,250	854,159

Giovanni Magni(4)	2012	392,769	128,784	107,642	172,082	14,282	815,559
Executive Vice President of
International Sales

[1]

The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 9 to the Company’s audited financial statements included in our Annual report on Form 10-K for the year ended December 31, 2012 and filed with the Securities and Exchange Commission on March 18, 2013. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2012.

[2]

“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2010, 2011 and 2012 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2010 were paid during fiscal year 2011, amounts earned in 2011 were paid during fiscal year 2012 and amounts earned in 2012 were paid in fiscal year 2013.

[3]

“All Other Compensation” represents: contributions to each of our named executive officers of $12,250 in 2010, 2011 and $12,500 in 2012 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers.

[4]	Mr. Magni became a named executive officer for the first time for the fiscal year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2012 (the named executive officers participate in both a cash based incentive program and an equity program):

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]
Norman Schwartz	—	40,484	567,000	1,134,000
	9/12/2012				13,085			1,404,282
	9/12/2012					39,250	107.32	1,780,847
Christine A. Tsingos	—	21,164	190,499	380,997
	9/12/2012				1,000			107,320
	9/12/2012					3,250	107.32	107,642
John Goetz	—	27,924	279,240	558,480
	9/12/2012				1,500			160,980
	9/12/2012					3,250	107.32	107,642
Bradford J. Crutchfield	—	24,219	242,190	484,380
	9/12/2012				1,200			128,784
	9/12/2012					3,250	107.32	107,642
Giovanni Magni	—	19,758	177,840	355,680
	9/12/2012				1,200			128,784
	9/12/2012					3,250	107.32	107,642

[1]

These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2012 pursuant to the IBP. Actual amounts earned for fiscal year 2012 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).”

[2]

Represents restricted stock unit grants made under our 2007 Incentive Award Plan. Restricted stock units granted vest over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[3]

Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[4]	The exercise price of Class A and Class B option awards is the closing price of the Company’s stock on the grant date.

[5]

The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in Note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2012:

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
Norman Schwartz	2/4/2004	62,421	—	—	53.50	2/4/2014	—	—
	2/9/2005	75,628	—	—	56.40	2/9/2015	—	—
	4/3/2006	76,913	—	—	63.00	4/3/2016	—	—
	8/1/2007	37,500	—	—	75.00	8/1/2017	—	—
	6/11/2008	30,000	7,500	—	88.48	6/11/2018	2,500	260,200
	6/10/2009	22,200	14,800	—	75.38	6/10/2019	4,800	499,584
	9/8/2010	14,800	22,200	—	84.57	9/8/2020	7,200	749,376
	11/4/2011	7,400	29,600	—	100.06	11/4/2021	9,600	999,168
	9/12/2012	—	39,250	—	107.32	9/12/2022	13,085	1,361,887
Christine A. Tsingos	4/3/2006	1,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	3,000	—	—	75.32	8/1/2017	—	—
	6/11/2008	2,400	600	—	88.00	6/11/2018	200	21,010
	6/10/2009	1,800	1,200	—	74.27	6/10/2019	400	42,020
	9/8/2010	1,200	1,800	—	84.57	9/8/2020	600	63,030
	11/4/2011	600	2,400	—	98.04	11/4/2021	800	84,040
	9/12/2012	—	3,250	—	107.32	9/12/2022	1,000	105,050
John Goetz	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	7,000	—	—	57.49	2/9/2015	—	—
	4/3/2006	7,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	3,500	—	—	75.32	8/1/2017	—	—
	6/11/2008	2,800	700	—	88.00	6/11/2018	234	24,582
	6/10/2009	2,100	1,400	—	74.27	6/10/2019	480	50,424
	9/8/2010	1,400	2,100	—	84.57	9/8/2020	720	75,636
	11/4/2011	700	2,800	—	98.04	11/4/2021	960	100,848
	9/12/2012	—	3,250	—	107.32	9/12/2022	1,500	157,575

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
Bradford J. Crutchfield	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	7,000	—	—	57.49	2/9/2015	—	—
	4/3/2006	7,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	3,500	—	—	75.32	8/1/2017	—	—
	6/11/2008	2,800	700	—	88.00	6/11/2018	234	24,582
	6/10/2009	2,100	1,400	—	74.27	6/10/2019	480	50,424
	9/8/2010	1,400	2,100	—	84.57	9/8/2020	720	75,636
	11/4/2011	700	2,800	—	98.04	11/4/2021	960	100,848
	9/12/2012	—	3,250	—	107.32	9/12/2022	1,200	126,060
Giovanni Magni	2/4/2004	6,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	5,000	—	—	57.49	2/9/2015	—	—
	4/3/2006	6,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	3,500	—	—	75.32	8/1/2017	—	—
	6/11/2008	2,800	700	—	88.00	6/11/2018	234	24,582
	6/10/2009	2,100	1,400	—	74.27	6/10/2019	480	50,424
	9/8/2010	1,400	2,100	—	84.57	9/8/2020	720	75,636
	11/4/2011	700	2,800	—	98.04	11/4/2021	960	100,848
	9/12/2012	—	3,250	—	107.32	9/12/2022	1,200	126,060

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[1]	Options granted vest over five years at 20% per year on the yearly anniversary date of the grant.

[2]	The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date.

[3]	Options granted have a ten-year term.

[4]	Restricted stock and restricted stock units vest over a five-year period at a rate of 20% per year beginning one year from the grant date.

[5]	Market Value is calculated based on the closing price of the Company’s Common Stock on December 31, 2012, which was $105.05 for Class A shares and $104.08 for Class B shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Norman Schwartz	61,487	4,273,347	12,200	1,226,592
Christine A. Tsingos	—	—	1,000	99,886
John Goetz	10,000	687,100	1,188	118,702
Bradford J. Crutchfield	4,000	270,439	1,188	118,702
Giovanni Magni	5,605	383,276	1,188	118,702

[1]

Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise (or sales price if sold on the date of exercise) and the exercise price of the option.

[2]	Represents the dollar value based on the closing price of the Company’s Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2012 under defined pension or defined contribution plans.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2007 Incentive Award Plan provides that in the event of a “change in control”, all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock and restricted stock unit award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” The following table sets forth values that could have been realized by our named executive officers as of December 31, 2012 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
Name	Intrinsic Value of Accelerated Stock Options ($)[1]	Intrinsic Value of Accelerated Restricted Stock and Restricted Stock Units ($)[2]	Estimated Severance Pay ($)
Norman Schwartz	1,093,874	3,870,215	810,000
Christine A. Tsingos	100,854	315,150	162,819
John Goetz	117,663	409,065	558,480
Bradford J. Crutchfield	117,663	377,550	484,380
Giovanni Magni	117,663	377,550	258,400

[1]	Intrinsic value is based on the difference between the closing price of the Company’s Common Stock on December 31, 2012 and the exercise price of the option.

[2]	Intrinsic value is based on the closing price of the Company’s Common Stock on December 31, 2012.

DIRECTOR COMPENSATION

Our Board of Directors compensation is established by the Chairman of the Board. In 2012 our Human Resources Department provided the Chairman of the Board with information on board of directors pay from our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” above).

Employee Directors receive no additional compensation for Board service. Non-employee Directors who did not serve on the Audit Committee received a cash payment of $4,167 per month, non-employee Directors who served on the Audit Committee received a cash payment of $5,000 per month and the Audit Committee Chairman received $5,417 per month. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We do not reimburse any Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2012 under defined pension or defined contribution plans. We do not award equity to non-employee Directors.

The following table provides information about Director compensation during 2012 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Deborah J. Neff	50,000	—	—	—	—	—	50,000
Albert J. Hillman	60,000	—	—	—	—	—	60,000
Ted W. Love, M.D.	60,000	—	—	—	—	—	60,000
Louis Drapeau	65,000	—	—	—	—	—	65,000
Alice N. Schwartz	50,000	—	—	—	—	—	50,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE

Albert J. Hillman

Louis Drapeau

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established in 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009 and March 28, 2012, a copy of which is available at the Investor Relations section of our Web site, www.bio-rad.com. During fiscal year 2012, the Audit Committee was comprised of Albert J. Hillman, Ted W. Love, M.D. and Louis Drapeau who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Mr. Hillman joined the Audit Committee in October 2001. Mr. Drapeau joined the Audit Committee on February 14, 2007. Dr. Love joined the Audit Committee on March 24, 2010.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2012.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•

discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Ernst & Young LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2012 and 2011 by Ernst & Young LLP, as compiled on an invoice-date basis.

	2012	2011
Audit Fees[1]	$5,123,789	$4,250,680
Audit-Related Fees[2]	$29,000	$928,753
Tax Fees[3]	$1,748,412	$507,265
All Other Fees[4]	$598,027	$4,012

[1]

Audit Fees included aggregate fees when billed for professional services performed in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the attestation services for the statutory audits of international subsidiaries. Audit Fees for 2012 included approximately $1.9 million and $7 thousand for fees billed for 2011 and 2010 services, respectively. Audit Fees for 2011 included approximately $1.7 million and $0.2 million for fees billed for 2010 and 2009 services, respectively.

[2]

Audit-Related Fees included aggregate fees when billed for professional services performed in connection with the Foreign Corrupt Practices Act investigation and a registration statement on Form S-4 review. Audit-Related Fees for 2011 included approximately $0.3 million for fees billed for 2010 services.

[3]

Tax Fees included aggregate fees when billed for professional services performed in connection with tax planning, international tax compliance and expatriate income taxes. Tax Fees for 2012 included approximately $0.4 million and $0.2 million for fees billed for 2011 and 2010 services, respectively. Tax Fees for 2011 included approximately $0.3 million and $40 thousand for fees billed for 2010 services, and 2009 and prior services, respectively.

[4]

All Other Fees for 2012 included fees when billed for services in connection with enterprise resource planning implementation review, accounting workshops, testing of an Information Technology (IT) system and eXtensible Business Reporting Language (XBRL) services. All Other Fees for 2011 included fees when billed for services in connection with a legal entity status change. All Other Fees for 2012 included approximately $6 thousand and $7 thousand for fees billed for 2011 and 2010 services, respectively.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence, and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Albert J. Hillman

Louis Drapeau

Ted W. Love, M.D.

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to insiders were complied with.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Ernst & Young LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2013. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of Ernst & Young LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2013.

IV. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our annual report for the year ended December 31, 2012, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

Stockholders of record on February 28, 2013 may obtain copies without charge of our annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 5, 2013.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in the Company’s proxy statement, you must submit it in writing to us at the above address by February 18, 2014.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 4, 2013

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 23, 2013

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 28, 2013, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 23, 2013 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold
01 - Louis Drapeau	☐	☐	02 - Albert J. Hillman	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 23, 2013

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 28, 2013, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 23, 2013 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Deborah J. Neff	☐	☐	02 - Alice N. Schwartz	☐	☐	03 - Norman Schwartz	☐	☐

	For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /